Exhibit 99.9

INGRAM MICRO INC.
2003 Equity Incentive Plan

NON-QUALIFIED STOCK OPTION
AWARD AGREEMENT

ITALY

Section 1.  Grant of Option.  As of ________________, Ingram Micro Inc., a Delaware Corporation (“Micro”) hereby grants to [Legal Name] (“Optionee”) a non-qualified stock option (the “Option”) exercisable in whole or in part, to purchase, pursuant to the terms hereof, X,XXX shares of Class A Common Stock, $.01 par value per share, of Micro’s common stock (the “Common Stock”), at a price of $XX.XX per share pursuant to and subject to the terms and conditions set forth in the Ingram Micro Inc. 2003 Equity Incentive Plan (the “Plan”).  Capitalized terms used and not otherwise defined herein are used with the same meanings as in the Plan.

Section 2.  Non-Qualified Stock Option.  This Option is not intended to qualify as an incentive stock option as that term is used in Section 422 of the Code.

Section 3.  Time of Exercise; Expiration.  (a)  This Option shall become exercisable set forth below:

Shares                                           Vesting Date

X,XXX                                           [INSERT VESTING DATE]

X,XXX                                           [INSERT VESTING DATE]

X,XXX                                           [INSERT VESTING DATE]

(b)           The Option may not be exercised after 5:00pm (PST) in Santa Ana, California, on [INSERT OPTION EXPIRATION DATE].

Section 4.  Manner of Exercise.  This Option shall be exercised by Optionee (or other party entitled to exercise the Option under Section 6 of this Award Agreement) by delivering written notice to the stock plan administrator stating the number of shares of Common Stock being purchased and the address and employee identification number or other identification number of the purchaser, together with payment of the purchase price for the shares of Common Stock being purchased in a manner permitted by Section 6 of the Plan, except such payment may not be made in shares of Common Stock already owned by the Optionee, and plus an amount sufficient to satisfy the tax withholding requirement set forth in Section 14(e) of the Plan and this Award Agreement, if necessary, subject to any country-specific requirements as explained further in this Award Agreement.

Section 5.  Nontransferability of Option.  This Option shall not be transferable by Optionee otherwise than by will or by the laws of descent and distribution.  The terms of this Option shall be binding on the executors, administrators, heirs and Successors of Optionee.

Section 6.  Termination of Employment.

(a)  If your employment is terminated for any reason other than death, Disability or Cause your vested Non-Qualified Stock Options and Stock Appreciation Rights will expire 90 days from your termination.  Unless the Committee otherwise provides, if your employment with us or any of our Affiliates is terminated for any reason other than your death, Disability or Cause, your Non-Qualified Stock Options and Stock Appreciation Rights will expire 90 days (or, if later, on the 15th day following the end of any Micro-imposed restrictions in effect during such 90 day period on your ability to engage in transactions involving Shares (such 15th day, the “Extended Date”)) following such termination, or the date your Options or Stock Appreciation Rights would otherwise expire by their terms, had it not been for your termination date.  Your Non-Qualified Stock Options or Stock Appreciation Rights will be exercisable prior to the expiration date only if they would be exercisable on the date of your termination of employment.  Any time you spend in the status of “leave without pay” extends the period otherwise required for purposes of determining the extent to which any Award or portion has vested or become exercisable or nonforfeitable.

(b)  If your employment is terminated as a result of your death, your vested Non-Qualified Stock Options and Stock Appreciation Rights will expire five years from your date of death.  Unless the Committee otherwise provides, if you die while employed by us or any of our Affiliates, your estate will have the right to exercise your vested Non-Qualified Stock Options and Stock Appreciation Rights through the fifth anniversary of your death, but not later than the date your Options or Rights would otherwise expire by their terms.

(c)  If your employment is terminated as a result of your death, your unvested Non-Qualified Stock Options and Stock Appreciation Rights will immediately vest and will expire five years from your date of death. Unless the Committee otherwise provides, if you die while employed by us or any of our Affiliates, your unvested Non-Qualified Stock Options and Stock Appreciation Rights will immediately vest.  Your estate will have the right to exercise your newly vested Non-Qualified Stock Options and Stock Appreciation Rights through the fifth anniversary of your death, but not later than the date your Options or Rights would otherwise expire by their terms.

(d)  If your employment is terminated as a result of your Disability, your vested Non-Qualified Stock Options and Stock Appreciation Rights will expire five years from your disability termination date Unless the Committee otherwise provides, if Optionee becomes disabled (as determined by the Committee) while providing service to Micro, Optionee will have the right to exercise the Options which are vested through the fifth anniversary of the last scheduled vesting date of the grant in which Optionee received the Options, but not later than the date the Options would otherwise expire by their terms.

(e) If your employment is terminated as a result of your Disability, your unvested Non-Qualified Stock Options and Stock Appreciation Rights will immediately vest and will expire five years from your disability termination date.  You will have the right to exercise your newly vested Non-Qualified Stock Options and Stock Appreciation Rights through the fifth anniversary of your disability termination date, but not later than the date your Options or Rights would otherwise expire by their terms.

(f)  If your employment is terminated for Cause.  If your employment is terminated for Cause, your Non-Qualified Stock Options and Stock Appreciation Rights will expire and terminate on the date of such termination.

(g)  If you are employed outside the United States.  Unless the Committee otherwise provides, in the event of your termination of employment for any reason other than death, Disability or Cause, if you are employed outside the United States, your right to exercise any Non-Qualified Stock Option and Stock Appreciation Rights shall terminate, and such Option or Stock Appreciation Right shall expire and lapse, on the earlier of (x) the 90th day (or if later, the Extended Date) following the first to occur of (1) the time Micro or its Affiliate (your employer) gives notice to you of your termination of employment, or (2) you give notice to Micro or its Affiliate (your employer) to terminate your employment, or (3) if no such notice is given, on the date your employment with Micro or its Affiliate (your employer) is terminated (whichever the first to occur of (1), (2) or (3) collectively, “Notice/Termination”) or (y) the date such Option or Stock Appreciation Right would have expired had it not been for the Notice/Termination.  You shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of Notice/Termination and shall not have been exercised.  You shall not be entitled and, by accepting the grant of any Non-Qualified Stock Option or Stock Appreciation Right, shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise, to any sum or other benefit to compensate for the loss of any rights under the Plan.

Section 7.  Restrictions on Purchase and Sale of Shares.  Micro shall not be obligated to sell or issue any shares of Common Stock pursuant to this Option unless the shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended.

Section 8.  Adjustment.  The number of shares of Common Stock subject to this Option and the price per share of such shares may be adjusted by Micro from time to time pursuant to the Plan.

Section 9.  No Rights Until Exercise.  Optionee shall have no rights hereunder as a shareholder with respect to any shares subject to this Option until he or she becomes the registered holder of such shares.

Section 10.  Amendment.  This Option may be amended as provided in the Plan.

Section 11.  Plan and Prospectus.  This Option is subject to all the terms of the Plan and the related prospectus, a copy of which has been received by the Optionee.

Section 12.  Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 13.  Acknowledgement.

(a)           Nature of Grant.

In accepting the grant, you acknowledge that:

(i)
the Plan is established voluntarily by Micro, it is discretionary in nature and it may be modified, amended, suspended or terminated by Micro at any time, unless otherwise provided in the Plan and this Award Agreement;

(ii)
the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(iii)	all decisions with respect to future option grants, if any, will be at the sole discretion of Micro;

(iv)
your participation in the Plan shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause;

(v)           you are voluntarily participating in the Plan;

(vi)
the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Micro or your employer, and which is outside the scope of your employment contract, if any;

(vii)
the Option and the shares of Common Stock acquired under the Plan are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension, welfare or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services to Micro or your employer;

(viii)
in the event that you are an employee of a subsidiary or Affiliate of Micro, the option grant will not be interpreted to form an employment contract or relationship with Micro; and furthermore, the option grant will not be interpreted to form an employment contract with your employer or any subsidiary or Affiliate of Micro;

(ix)	the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(x)           if the underlying shares do not increase in value, the Option will have no value;

(xi)	if you exercise your Option and obtain shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the Option price;

(xii)
in consideration of the option grant, no claim or entitlement to compensation or damages shall arise from termination of the Options or diminution in value of the Option or shares purchased through exercise of the Option resulting from termination of your employment by Micro or your employer (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release Micro and your employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(xiii)
notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of your employment (whether or not in breach of local labor laws), your right to receive/exercise options under the Plan, if any, will terminate effective as of the date that you are no longer actively employed; Micro shall have the exclusive discretion to determine when you are no longer actively employed for purposes of the Option;

(xiv)
the vesting of any Option ceases upon termination of employment, or other cessation of eligibility to vest for any reason, except as may otherwise be explicitly provided in the Plan document or this Award Agreement;

(xv)
Micro is not providing any tax, legal or financial advice, nor is Micro making any recommendations regarding your participation in the Plan, the exercise of the Option or the purchase or sale of shares of Common Stock under the Plan;

(xvi)	you are advised to consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan;

(xvii)	you acknowledge that this Award Agreement is between you and Micro, and that your employer is not a party to this Award Agreement; and

(xviii)	you agree to provide Micro with any data requested if you are a mobile employee to facilitate the proper withholding and reporting by Micro and/or your employer as applicable.

(b)           Tax Reporting and Payment Liability.  Regardless of any action Micro or your employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that Micro and/or your employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option and the subsequent sale of shares; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.

Prior to the relevant taxable event, you shall pay or make adequate arrangements satisfactory to Micro and/or your employer to satisfy all Tax-Related Items withholding obligations of Micro and/or your employer.  In this regard, you authorize Micro and/or your employer, at their sole discretion to satisfy the obligations with regard to all applicable Tax-Related Items legally payable by one or a combination of the following: (1) withholding from your wages or other cash compensation paid to you by Micro and/or your employer; (2) withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the Option; (3) arranging for the sale of shares of Common Stock acquired upon exercise of the Option (on your behalf and at your discretion pursuant to this authorization); or (4) withholding in shares of Common Stock, provided that Micro only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount.  If the obligation for your Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, you are deemed to have been issued the full number of shares of Common Stock subject to the Option, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of this Option.

Finally, you will pay to Micro or your employer any amount of Tax-Related Items that Micro or your employer may be required to withhold as a result of your participation in the Plan or your purchase of shares of Common Stock that cannot be satisfied by the means previously described.  Micro may refuse to honor the exercise and refuse to deliver the shares of Common Stock if you fail to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

(c)           Data Privacy Consent.  You hereby explicitly and unambiguously consent  to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, Micro and Affiliates of Micro for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that Micro and your employer hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, national insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Micro, details of all restricted stock units or other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”).  You are aware that providing Micro with your data is necessary for the performance of this Award Agreement and that your denial to provide such data would make it impossible for Micro to perform its contractual obligations and may affect your ability to participate in the Plan.  The Controller of personal data processing is Ingram Micro Inc., with registered offices at 1600 E. St. Andrew Place, Santa Ana, California 92799, and, pursuant to D.lgs 196/2003, its representative in Italy is Ingram Micro Srl, with registered offices at  Viale Delle Industrie, 14/b, Settala, 20090 Milan, Italy.

You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan.  You further understand that Micro, your employer and/or any Subsidiary or Affiliate will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the your participation in the Plan, and that Micro, your employer and/or any Subsidiary or Affiliate may each further transfer Data to third parties assisting Micro in the implementation, administration and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired under the Plan.  Such recipients may receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan.  You understand that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere.  Should Micro exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the your consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan.  You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Optionee has the right to, including but not limited to, access, delete, update, correct or stop, for legitimate reason, the Data processing.  Furthermore, you are aware that Data will not be used for direct marketing purposes.  In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address:  Ingram Micro Srl, Viale Delle Industrie, 14/b, Settala, 20090 Milan, Italy.

(d)           Entire Agreement.  The Plan is incorporated herein by reference.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements between you and Micro with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by you and Micro.

(e)           Governing Law and Venue.  The option grant and this Award Agreement is governed by and construed according to the laws of the State of Delaware without regard to its principles of conflicts of laws as provided in the Plan.  Any proceeding arising out of or relating to this Award Agreement or the Plan may be brought only in the state or federal courts located in Orange County, California where this grant is made and/or to be performed, and the parties to this Award Agreement consent to the exclusive jurisdiction of such courts.

(f)           Binding Agreement; Interpretation.  By accepting the grant of this Option evidenced hereby, you and Micro agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement.  You have reviewed the related prospectus and this Award Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to accepting the Option and fully understand all provisions of the related prospectus and Award Agreement.  You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement.

(g)           Language.  You acknowledge that you may be executing part or all of the Award Agreement in English and agree to be bound accordingly.  If you have received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

(h)           Electronic Delivery.  Micro may, in its sole discretion, decide to deliver any documents related to the Option granted hereunder, or future options that may be granted under the Plan, by electronic means or request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by Micro or another third party designated by Micro.

Section 14.  Section 409A.  This Award Agreement and the Option are intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for an option to purchase service recipient stock as described in Section 1.409A-1(b)(5)(i)(A) of the Department of Treasury regulations.  Notwithstanding any provision of this Award Agreement or the Plan to the contrary, in the event that the Committee determines that the Option may be subject to Section 409A of the Code, the Committee may adopt such amendments this Award Agreement or the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

Section 15.  Plan Document Acknowledgment.  In accepting the grant of the Option, the Optionee acknowledges that he or she has received a copy of the Plan and the Award Agreement and has reviewed the Plan and the Award Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement.

The Optionee further acknowledges that he or she has read and specifically and expressly approves the following sections of the Award Agreement: Nontransferability of the Option; Restrictions on Purchase and Sale of Shares; No Rights Until Exercise; Nature of Grant; Tax Reporting and Payment Liability; Data Privacy Consent; Entire Agreement; Governing Law and Venue; Binding Agreement; Interpretation; Language and Electronic Delivery.

Section 16. Italy Notice.  Due to legal restrictions in Italy, you must use Micro’s cashless (sell all) exercise program, whereby all shares you are entitled to at exercise are immediately sold and the proceeds less the exercise price, applicable taxes and broker’s fees, if any, are remitted to you in cash.

Section 17. In order to exercise this Option, you must sign and return a copy of this Award Agreement.  It will not be possible to exercise this option until the signed Award Agreement has been returned to Micro.

INGRAM MICRO INC.

Lynn Jolliffe Senior Vice President, Human Resources

Accepted and agreed as to the foregoing:

OPTIONEE

______________________________
Name

______________________________
Date